UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2013

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400

_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

Effective March 04, 2013, Mannatech, Incorporated (“Mannatech”) entered into an employment agreement with Roy Truett (the “Agreement”), pursuant to which Mannatech hired Mr. Truett to serve as its President of International and Chief Operating Officer.  Mr. Truett shall report directly to the Chief Executive Officer (“CEO”) and shall perform such other services, duties and responsibilities commensurate with Mr. Truett’s position as may be assigned by the CEO or the Board of Directors.

Mr. Truett, 45, previously served as Chief Operating Officer of USANA Health Sciences, Inc. (“Usana”), a health and nutrition supplement company, since May 2011.  As Chief Operating Officer, Mr. Truett was responsible for Usana’s day-to-day operating activities and enhancing the internal organization process.  His areas of responsibility included information technology, supply chain management, compensation plan strategies, project management, and inventory control.  Mr. Truett joined USANA in April 2003 as Executive Director of Information Technology before being promoted to Chief Information Officer in July 2005.  Mr. Truett received a B.S. in business administration with an emphasis in information systems management from Francis Marion University in Florence, South Carolina and a M.B.A. from the University of Phoenix.

The Agreement provides for Mr. Truett’s employment as President of International and Chief Operating Officer for a term of one year, unless terminated earlier by either party giving thirty days’ prior written notice of termination.  The Agreement will renew for successive one-year terms if not previously terminated or if neither party gives the other at least thirty days’ prior written notice of its intent not to renew.  The Agreement provides for an annual base salary of $340,000 and for (i) up to $30,000 for moving expenses; (ii) up to $30,000 for closing costs related to the purchase of residence; (iii) commuting costs and temporary housing costs for a period of up to six months; (iv) a signing bonus of $50,000; (v) eligibility to earn up to $52,000 pursuant to the 2013 executive bonus plan; (vi) a monthly car allowance of $1,000; (vii) twenty days of paid vacation annually; and (viii) all employee benefits offered to Mannatech’s employees.

The Agreement may also be terminated by (i) the death of the employee; and (ii) by Mannatech upon written notice of termination to the employee upon employee’s disability or for cause.  Mr. Truett will continue to receive his base salary for twelve months from the termination date unless he resigns without good reason; terminated by Mannatech for cause; or in the case of his death.  Under the Agreement, cause means (i) employee neglect or failure to render services or other duties in the Agreement; (ii) violation of any provision or obligation under the Agreement; (iii) employee’s indictment, plea of no contest with respect to any crime that adversely affects or may adversely affect Mannatech; or (iv) any other act or omission of the employee involving fraud, theft, dishonesty, disloyalty, or illegality with respect to, or that harms or embarrasses, Mannatech or any of its subsidiaries, affiliates, customers, dealers or suppliers.  Good reason under the Agreement means (i) Mannatech’s denial of compensation due and owing to employee where such denial is by any means, including but not limited to, a material act or omission of fraud, theft, or dishonesty in Mannatech’s accounting practices or otherwise; (ii) requirement by Mannatech to be based anywhere other than Dallas County, Texas; (iii) Mannatech’s demotion of employee in title or pay or the removal of a material portion of the employee’s significant duties or responsibilities pursuant to the Agreement, without employee’s consent; or (iv) Mannatech’s material breach of the Agreement.

In connection with Mr. Truett’s employment, Mannatech’s Board of Directors has approved an award of stock options to purchase 10,000 shares of Mannatech common stock at an exercise price of $5.69 per share, granted to Mr. Truett on March 04, 2013.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Truett is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

10.1*	Employment Agreement, effective March 04, 2013, by and between Mannatech, Incorporated and Roy Truett

99.1*	Press release dated March 05, 2013 entitled “Mannatech Hires Industry Veteran as President of International, COO”

*	filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: March 6, 2013	By:	/s/ S. Mark Nicholls
S. Mark Nicholls Chief Financial Officer